UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 2, 2010

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33215	87-0617371
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

257 East 200 South, Suite 490, Salt Lake City, Utah
(Address of principal executive offices)

84111
(Zip code)

(801) 746-3700
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2010 the board of directors of Caspian Services, Inc. (the “Company”) released Kerry Doyle and John Scott from their respective positions of Chief Executive Officer and President and Chief Operating Officer of the Company. The Company reached mutual agreement with Mr. Doyle and Mr. Scott that their employment agreements with the Company will be terminated subject to the severance provisions contained in their agreements. The Company has agreed to pay each of Mr. Doyle and Mr. Scott a severance payment of $150,000, in lieu of their twelve months salary entitlement provided in the severance provisions of their employment agreements.

 The Company will continue to pay Mr. Doyle’s and Mr. Scott’s housing allowance for August and September 2010.  In accordance with the severance provisions of their employment agreements, Mr. Doyle and Mr. Scott will retain all equity securities previously awarded to them that had vested as of August 2, 2010 or that will vest over the next twelve months, in accordance with the terms of the individual awards. Any unvested awards that vest after August 2, 2011 will be cancelled.  The Company will continue to provide medical insurance benefits to Mr. Doyle and Mr. Scott for a period of 180 days following termination.

The foregoing description of the severance compensation to be paid to Mr. Doyle and Mr. Scott in this Current Report is only a summary of and is qualified in its entirety by reference to the Separation and Release Agreements dated August 3, 2010 entered into between the Company and these individuals, which are attached as Exhibits 10.29 and 10.30 to this Current Report on Form 8-K.

To fill the vacancy created by Mr. Doyle’s termination, on August 2, 2010 the board of directors appointed Mr. Alexey Kotov, the Company’s General Counsel, Corporate Secretary and Treasurer and a member of the board of directors, to the office of President and to serve as Chief Executive Officer of the Company. In connection with his appointment, the Company and Mr. Kotov entered into a new Employment Agreement (the “Agreement”) effective for a period of three years   The Agreement provides that Mr. Kotov will be paid an annual salary of $220,000.00. His salary will be reviewable by the board of directors not earlier than 2012 and annually thereafter and may be adjusted upward or downward, but in no event will his monthly base salary be less than $13,500 per month.   Following his appointment Mr. Kotov will be issued restricted stock representing 0.85% of the Company’s total shares issued and outstanding on an annual basis for the duration of the term of his Agreement, vesting over a period of three years commencing from the effective date of the Agreement, however all stock shall become fully vested upon an event of change of control as defined in the Agreement. Mr. Kotov will be eligible to participate in such pension, profit sharing, bonus, incentive, life insurance, hospitalization, medical and other employee benefit plans of the Company as may be in effect from time to time.  He will also be eligible for incentive compensation and bonuses at the sole discretion of the board of directors.  Mr. Kotov will be entitled to twenty-four business days of vacation annually in accordance with the vacation policies of the Company and up to five days of personal leave.  The Agreement provides for severance benefits, except in the event employment is terminated for cause or by resignation, as defined in the Agreement.  The Agreement provides that base salary, benefits and stock vesting will continue for the greater of ten months following termination of the Agreement or the remaining term of the Agreement.   The Agreement is for an initial term of three years and will automatically continue for a consecutive one-year period after the initial term unless terminated by either party before the beginning of a new term.

The foregoing description of the Agreement in this Current Report is only a summary of that document and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.31 to this Current Report on Form 8-K.

On August 2, 2010 Mr. Paul Roberts resigned as a director of the Company.  Mr. Roberts’ resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  In accordance with the Company’s bylaws, on August 2, 2010, the board of directors appointed Kerry Doyle to fill the vacant directorship created by Mr. Roberts’ resignation.

                 On August 2, 2010, the board of directors also appointed Mr. Jeffrey Brimhall to fill the remaining vacant directorship on the Company’s board of directors.  Mr. Brimhall is currently employed as a Senior Accountant for Resolute Energy Corp., an NYSE listed company based in Denver, CO.  In that capacity Mr. Brimhall is responsible for preparing financial statements and performing variance analysis to present to management and the board of directors.  He also assists in the preparation of Resolute Energy’s periodic reports to the U.S. Securities and Exchange Commission (“SEC”).  Mr. Brimhall has been with Resolute Energy since December 2009.  Since March 2010 Mr. Brimhall has also served as the CFO, Secretary, Treasurer and as a director of Geo Point Technologies, Inc.  Geo Point Technologies, Inc. is an SEC reporting issuer.  From June 2007 to December 2009, Mr. Brimhall was employed with Hein & Associates, LLP, a certified public accounting firm in Denver, Colorado.  While with Hein & Associates, he served as both a Senior Auditor and an Audit Supervisor.  In those capacities, he was responsible for multiple audit engagements, reviewing financial statements and periodic reports to the SEC and researching technical accounting issues.  From August 2005 to June 2007 Mr. Brimhall was an Audit Associate with Grant Thornton LLP in Phoenix, Arizona.  As an Audit Associate, he participated in annual audits, quarterly reviews and SOX internal control testing for public companies.  Mr. Brimhall earned a Bachelors of Science degree from Brigham Young University in 2005.  Mr. Brimhall received licensure as a Certified Public Accountant in 2008.

Mr. Brimhall is 29 years old.  Other than as disclosed above, he is not currently, nor has he in the past five years been, a nominee or director of any SEC reporting issuer.  There are no family relationships between Mr. Brimhall and any executive officer or director of the Company.

Item 8.01  Other Events

The Company’s board of directors has also approved an operational management restructuring plan, and has designated Mr. Arran Watson, as the General Manager of the Company’s Marine Operations business; Mr.Yuriy Vasilenko, as the General Manager of the Company’s Geophysics Operations Business, and Mr. Paul Roberts, as the General Manager of the Company’s Real Estate and Infrastructure Development business. For the purposes of assisting and advising management in the daily operations of the Company, the board of directors also created an Executive Committee.  The following individuals have been appointed to serve on that committee: Dr. Mirgali Kunayev, Mr. Doyle, Mr. Kotov, Ms. Indira Kalieva, Mr. Roberts, Mr. Watson, Mr. Vasilenko, and Ms. Viktoriya Yegorova, the Company’s Internal Auditor. The Executive Committee has not been delegated any functions of the board of directors and shall act solely as an advisory body.

Item 9.01  Financial Statements and Exhibits

           (d)   Exhibits

Exhibit 10.29	Severance and Release Agreement between Caspian Services Inc., and John Scott
Exhibit 10.30	Severance and Release Agreement between Caspian Services Inc., and Kerry Doyle
Exhibit 10.31	Employment Agreement between Caspian Services, Inc. and Alexey Kotov

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Date: August 4, 2010	By:	/s/ Alexey Kotov
Alexey Kotov
Chief Executive Officer